EXHIBIT 23.0



                    Consent Of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 1998, on the consolidated financial statements of Kuhlman Corporation as of December 31, 1997, included in the Company's 1997 Annual Report to Shareholders incorporated by reference in this Form 10-K and of our report dated February 2, 1998, on the schedule included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-77396, 33-20184, 33-64544, 33-82718, 33-58133, 33-61255, 333-12687, 333-28011,
333-26371, 333-33009 and 333-42883.


                                            ARTHUR ANDERSEN LLP



March 30, 1998